Exhibit 10.12

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH [REDACTED].

LEASE AGREEMENT

(NET, NET, NET)

By and Between

2747 Buffalo Avenue, LLC

(Landlord)

and

US Data Technologies Group Ltd.

(Tenant)

dated

August 1, 2021

TABLE OF CONTENTS

Page

Section A	Demised Premises		3
Section B	Term and Delivery of Demised Premises		3
Section C	Covenants and Conditions of Lease		3
	Paragraph 1	Rent	3
	Paragraph 2	Authorized Use	4
	Paragraph 3	Condition of the Premises	4
	Paragraph 4	Repair and Care of Building by Tenant	4
	Paragraph 5	Landlord’s Right to Inspect	4
	Paragraph 6	Alteration of Buildings and Installation of Fixtures and Other Appurtenances	4
	Paragraph 7	Communication Lines	5
	Paragraph 8	Payment of Taxes and Other Assessments	5
	Paragraph 9	Condemnation	5
	Paragraph 10	Installation and Removal of Signs	5
	Paragraph 11	Glass Breakage and Vandalism	5
	Paragraph 12	Right of Entry by Landlord	5
	Paragraph 13	Payment of Utilities	5
	Paragraph 14	Assignment and Subletting	6
	Paragraph 15	Insurance	6
	Paragraph 16	Environmental Matters	6
	Paragraph 17	Surrender of Premises	8
	Paragraph 18	Holdover	8
	Paragraph 19	Quiet Enjoyment	8
	Paragraph 20	Waiver of Covenants	8
	Paragraph 21	Default by Tenant	9
	Paragraph 22	Default in Rent, Insolvency of Tenant	10
	Paragraph 23	Enforcement	10
	Paragraph 24	Failure to Perform Covenant	10
	Paragraph 25	Subordination, Attornment	10
	Paragraph 26	Rights of Successors and Assigns	10
	Paragraph 27	Liens	10
	Paragraph 28	Construction of Lease	10
	Paragraph 29	Paragraph Headings	11
	Paragraph 30	Commissions	11
	Paragraph 31	Security	11
	Paragraph 32	Notices	11
	Paragraph 33	Broker Agreement	11

Paragraph 34	Additional Provisions	11
Paragraph 35	Purchase Option	12
Paragraph 36	Execution of Agreement	12
Paragraph 35	Consent to Jurisdiction / Choice of Law	12

LEASE AGREEMENT
(Net, Net, Net Lease)

STATE OF NEW YORK
COUNTY OF NIAGARA

THIS LEASE (“Lease”) made and entered into the date as so specified herein by and between, 2747 Buffalo Avenue, LLC hereinafter called “Landlord,” and US Data Technologies Group Ltd., hereinafter called “Tenant.”

WITNESSETH:

IN CONSIDERATION of the covenants and agreement of the respective parties herein contained, the parties hereto, for themselves, their heirs, successors, distributees, executors, administrators, legal representatives and permitted assigns, do hereby agree as follows:

A.	DEMISED PREMISES:

Landlord by these presents does hereby demise and let unto Tenant, and Tenant leases and hires from Landlord all those certain premises, together with the buildings and other improvements thereon, for the term and upon the rental and the covenant and agreements of the respective parties herein set forth. Said premises are situate, lying and being in the State of New York, County of Niagara, in or near the City of Niagara Falls, and having an address of 2474 Buffalo Avenue, Niagara Falls, NY 14303 and being further described in Exhibit A. hereinafter referred to as the “Demised Premises.”

B.	TERM AND DELIVERY OF PREMISES/CONDITION PRECEDENT:

High Bay Area: TO HAVE AND TO HOLD said premises unto Tenant for a term of five (5) years beginning on the 1st day of August 2021, and ending at 11:59 pm, local time, on the 31st day of July, 2026 (“Initial Term”), at which point Tenant will have the option to renew for an additional five (5) years, pending all Lease terms have been met (“Secondary Term”). If this renewal option is exercised and the Tenant is not in default while Lease terms continue to be met, Tenant must provide Landlord with written notice of its intention to exercise the renewal option on or before the 90th day prior to the expiration of the Initial Term. Tenant shall have the option to renew for two additional five year terms at the conclusion of the Secondary Term in the procedure stated herein (each a “Renewal Term and together with the Initial Term and Secondary Term, the “Term”).

C.	COVENANTS AND CONDITIONS OF LEASE:

This Lease is made on the following covenants and conditions which are expressly agreed to by Landlord and Tenant:

1.          RENT: Tenant covenants to pay as rental during the Initial Term to Landlord the sum of THIRTY THOUSAND Dollars ($30,500.00) per month (the “Monthly Rent”) and a common area maintenance and taxes charge of SIX THOUSAND Dollars ($6,000.00) per month (the “CAM”, and together with the Monthly Rent, the “Rent”), said sum to be in lawful money of the United States, due and payable on the first day of each month at the offices of Landlord. A payment grace period will be in place until the 5th day of each month. Should Tenant not pay the Rent when such amount becomes due and payable, a late charge (“Late Charge”) of five percent (5%) of said amount shall become immediately due and payable as set forth below. Landlord and Tenant agree that the Late Charge represents a fair and reasonable estimate for the processing, accounting and other costs that Landlord will incur by reason of such late payment. For each of Tenant’s checks payable to Landlord that is returned by the depository bank for any reason attributable to Tenant, Tenant shall pay a Late Charge, if applicable, a returned rent charge of $45.00 (“Returned Check Charge”) which the depository bank has charged Landlord for such check. All Rent, as increased by Late Charges, Returned Rent Charges and Check Return Charges, which is not paid within ten (10) days after due shall bear interest from the date due until the date paid at the rate of twelve percent (12%) per annum or the highest rate permitted by law, whichever is less. All Late Charges, Returned Rent Charges, Returned Check Charges and interest accrued pursuant to this paragraph shall be deemed Additional Rent and shall be due and payable, along with such other Rent then in arrears, within ten (10) days after Tenant received Landlord’s invoice for such charges. Landlord shall be entitled to apply any funds received from Tenant pursuant to this paragraph to amount then due and owing by Tenant to Landlord, regardless if such amounts are in arrears, in a manner determined by Landlord in Landlord’s sole and absolute discretion. Nothing in this Lease shall be construed so as to compel Landlord to accept payment of Rent in arrears should Landlord elect to apply Landlord’s rights and remedies available under this Lease or at law or in equity in the event of a Tenant Default. Landlord’s acceptance of Rent in arrears pursuant to this paragraph shall not constitute a waiver of Landlord’s rights and remedies available under this Lease or at law or in equity. Upon execution of this Lease and prior to the commencement of the Initial Term, Tenant shall deliver a security deposit in the amount of SIXTY THOUSAND DOLLARS ($60,000.00) in accordance with the terms of Section 34 herein. Rent shall increase by 1.67% per annum as reflected in Section 34(A) below, and on the terms stated herein.

2.          AUTHORIZED USE: Tenant agrees not to abandon or vacate the Demised Premises and shall use the Demised Premises for the following purpose, and for no other purpose whatsoever, without the written consent of Landlord first had and obtained: server mining data center. If and so long as Tenant pays the Rent and any additional rent reserved by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the Demised Premises.

3.          CONDITION OF THE PREMISES: Tenant has inspected and accepts the Demised Premises in the same condition they are in at the time of commencement of the Initial Term of this Lease. Tenant shall take photographs upon the commencement of the Lease term and provide the same to Landlord that reflects the present condition of the Demised Premises. Tenant agrees that if, during the Term, (i) Tenant changes the usual method of conducting Tenant’s business on the Demised Premises or (ii) Tenant installs thereon or therein any new facilities, Tenant will, at the sole cost and expense of Tenant, make alterations of improvements in or to the Demised Premises required by any Federal or State Law, or by any municipal ordinance, or regulation applicable thereto. The property, below grade surface, is controlled and regulated by the New York State Department of Environmental Conservation (DEC), therefore, in compliance with existing environmental agreements, the Tenant agrees that no subsurface work will be performed without proper notifications, workplans and approvals by the Landlord and the DEC.

4.          REPAIR AND CARE OF BUILDING BY TENANT: Tenant shall, throughout the Term, at its own expense, maintain in good order and repair the Demised Premises, including the building and other improvements located thereon, except that Landlord shall be responsible for maintaining the roof, foundation, and exterior walls, excluding any maintenance required as a result of actions or alterations made by the Tenant. Such repairs by Tenant shall include as applicable but not be limited to, repairs and replacements to electrical systems and fixtures including but not limited to, electrical boxes, transformers, light fixtures, outlets, light bulbs, tubes, ballasts, starters, any obligations detailed in a Substation Agreement, plumbing systems and fixtures, air-conditioning and heating systems, and loading dock doors of Demised Premises. Tenant shall, at its own expense, contract with a commercially reputable, licensed and insured firm for periodic servicing of the heating, air-conditioning and ventilation systems as recommended by the manufacturer of such equipment and shall keep on file with Landlord a copy of said contract or other substantial proof of such servicing. Tenant shall be responsible for all repairs and replacements to heating and air-conditioning equipment. Tenant shall also maintain pest control (including termite) inspection and treatment of the Demised Premises as required. Tenant agrees to return said Demised Premises to Landlord at the expiration or prior termination of this Lease in as good condition, and repair as when received and reflected in the photographs taken by Tenant upon the commencement of the Lease term and conveyed to Landlord, including infill of all openings made in the exterior of the building to allow for airflow, natural wear and tear, damage by storm, fire, lightning, or other natural casualty excepted.

5.          LANDLORD’S RIGHT TO INSPECT: Landlord gives Tenant exclusive control of the Demised Premises and Landlord shall be under no obligation to repair, replace or maintain the Demised Premises or any part thereof, but Landlord reserves the right to inspect the Demised Premises during reasonable business hours and with reasonable advance notice and may subsequently require Tenant, by written notice, to make any such repairs necessary, and in a good workmanship like manner for proper and reasonable upkeep of the Demised Premises as agreed in Paragraph 4 of this Lease. If said required work is not completed within thirty (30) days of said notice, Landlord may contract with any firm of his choice and have said work completed, the cost of which will be considered as additional rent and will be billed to Tenant and payable immediately, unless the requested repair takes longer than thirty (30) days and tenant is diligent in making the required repairs.

6.          ALTERATION OF BUILDINGS AND INSTALLATION OF FIXTURES AND OTHER APPURTENANCES: Tenant may, with the prior written consent of Landlord, but at Tenant’s own cost and expense and in a good, workmanlike manner, make such alterations and repairs in the building as Tenant may require for the conduct of its business without, however, materially altering the basic character of the building or improvements, or weakening any structure on the Demised Premises, including penetrations for airflow and fans. Landlord will not approve or accept any work completed outside of industry best practices. Tenant shall have the right, without the permission of Landlord, to erect, at Tenant’s sole cost and expense, such temporary partitions, including office partition, as may be necessary to facilitate the handling of Tenant’s business and to install electrical fixtures, additional lights and wiring and other trade appliances. Should Landlord request that Tenant remove all or any part of the above mentioned items, Tenant shall do so prior to the expiration of this Lease and repair the Demised Premises as described below. Temporary shelves, bins and machinery installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time; provided, however, that all covenants, including rent, due hereunder to Landlord shall have complied with and paid. At the expiration or sooner termination of this Lease, or any extension thereof, Tenant shall remove said shelves, bins and machinery, and repair, in a good and workmanlike manner, all damage done to the Demised Premises by such removal. Tenant shall not exercise the right and privilege granted by this Article 6 in such manner as to damage or affect the structural qualities of the building. Before the commencement of any work hereunder, Tenant agrees to furnish Landlord with indemnity and hold harmless agreements from all contractors protecting against mechanic’s liens.

7.          POWER AND COMMUNICATION LINES. Subject to building design limits, Tenant may install, maintain, replace, remove or use communications or computer wires and cables which service the Demised Premises and pull power from both indoor and outdoor power stations (“Lines”), provided: (a) Tenant shall obtain Landlord’s prior written consent, and shall use a commercially reputable, licensed and insured firm to perform such work (b) any such installation, maintenance, replacement, removal or use shall comply with all laws, rules and regulations applicable thereto, and shall not interfere with any then-existing Lines at the building, and (c) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require Tenant to remove any Lines installed by or on behalf of Tenant after the Effective Date and/or during the T that are located in or serving the Demised Premises which represent a dangerous or potentially dangerous condition, within three (3) days after written notice. Landlord also reserves the right to require that Tenant remove any and all Lines installed by Tenant during the Term upon termination of this Lease. Before the commencement of any work hereunder, Tenant agrees to furnish Landlord with indemnity and hold harmless agreements and protection against mechanics liens. As fully demonstrated in the Substation Lease Agreement (executed contemporanous herewith and the terms of which are incorporated herein), Tenant shall be permitted to draw up to the full-rated capacity of the Substation.

8.          PAYMENT OF TAXES AND OTHER ASSESSMENTS: Landlord shall pay annually all real estate taxes on the Demised Premises. Landlord and Tenant agree that all Tax payments owed hereunder are included in the monthly CAM.

9.          CONDEMNATION: In the event any part of the Demised Premises shall be taken or condemned at any time during the term hereof through the exercise of power of eminent domain, with or without litigation, and Tenant shall determine that the remaining portion of Demised Premises are not reasonably suitable for its use and occupation, Tenant may, by giving written notice to Landlord within sixty (60) days after the date of such taking or condemnation, terminate this Lease as of a date (to be set forth in said notice) not earlier than thirty (30) days after the date of the notice, and Landlord shall refund any uneamed rent paid in advance by Tenant. If the Tenant does not terminate this Lease as provided above, this Lease shall continue in force as to the remaining portion of the Demised Premises and in such event the monthly rental thereafter payable by Tenant hereunder shall be adjusted and prorated in the exact ratio which the value of the Demised Premises remaining after such taking or condemnation bears to the value of the Demised Premises immediately preceding the taking or condemnation, and Landlord shall, at its own expense, make any repairs or alterations to said Demised Premises which may be necessary to restore the Demised Premises, in so far as possible, to their condition prior to the taking or condemnation.

In the event of the taking or condemnation of all or any portion of the Demised Premises and if the Tenant terminates the Lease as provided above, Landlord and Tenant shall together pursue the claim against the condemning or taking authority for the value of the property taken or condemnation and Tenant shall receive from the condemnation award the value of Tenant’s improvements, if any, so taken; Tenant shall receive no other part of the condemnation award. If the Lease is not terminated, Landlord shall receive the entire award in the condemnation proceeding.

10.        INSTALLATION AND REMOVAL OF SIGNS: Tenant may place suitable signs on the Demised Premises for the purpose of indicating the nature of the business carried on by Tenant in said Demised Premises provided that such signs conform to all ordinances by governing authorities and further; provided, however, that such signs shall be in keeping with other signs in the district where the Demised Premises are located; and provided, further that the location of such signs are approved by Landlord prior to their Installation, and shall not damage the Demised Premises in any manner. At the termination of this Lease, Landlord may require that Tenant remove his sign, and any damage to the Demised Premises caused by removal shall be promptly repaired by Tenant. If Tenant fails to remove his sign, Landlord may remove Tenant’s signs at Tenant’s expense.

11.        GLASS BREAKAGE AND VANDALISM: Tenant agrees to immediately replace broken or damaged glass with glass of comparable quality and characteristics which meet appropriate building code requirements, excepting breakage covered under Landlord’s normal fire and extended coverage insurance policy. Tenant shall make any repairs or replacements caused by vandalism to the Demised Premises or any part thereof.

12.        RIGHT OF ENTRY BY LANDLORD: Sixty (60) days prior to the expiration of this Lease, Landlord may post suitable notice on the Demised Premises that the same are “For Rent” or “For Lease” or “For Sale” and may show the Demised Premises to prospective tenants at reasonable times. Landlord may not, however, thereby unnecessarily interfere with the use of Demised Premises by Tenant.

13.        PAYMENT OF UTILITIES: Tenant shall contract for and pay all charges as applicable for sewage, electricity, and other public utilities used on the Demised Premises. Landlord may pay any delinquent bills incurred by Tenant during the Lease term which bills may create a lien on the Demised Premises and shall upon demand be immediately reimbursed by Tenant. Said payments shall be treated as additional rent, even though the Term may have expired.

14.        ASSIGNMENT AND SUBLETTING: Neither this Lease nor any interest herein may be assigned by Tenant voluntarily or involuntarily, by operation of law, and neither all nor any part of the Demised Premises shall be sublet by Tenant without the written consent of Landlord first had and obtained; however, Landlord agrees not to withhold unreasonably its consent for Tenant to sublet the Demised Premises. Landlord may withhold consent to sublease should the sublease rental be greater than contract rent.. In the event this Lease or any interest herein is assigned or the Demised Premises or any part thereof is sublet, whether with or without Landlord’s consent, Tenant shall remain fully liable under all terms, covenants, and conditions of this Lease. In no event will any provision herein stated to renew, extend or purchase be available to any assignee or subtenant.

15.        INSURANCE:

A.     Landlord agrees to keep the Demised Premises fully insured (replacement cost) against all perils covered under a normal fire and extended coverage insurance policy.

B.     If the Demised Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the Demised Premises without expense to Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes beyond Landlord’s control. If such damage or destruction shall render the Demised Premises untenantable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired and the Demised Premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding (i.e. expenditure of fifty (50%) percent or more of the replacement cost) of the building or buildings on the Demised Premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after the occurrence of such damage or destruction.

C.     Landlord and Tenant hereby release each other from liability for loss or damage occurring on or to the Demised Premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss or damage. Willful misconduct lawfully attributable to either party, whether in whole or in part a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver.

D.     Tenant agrees to indemnify and hold Landlord harmless of and from any and all claims of any kind or nature arising from Tenant’s use of the Demised Premises during the term hereof, and Tenant hereby waives all claims against Landlord for damage to goods wares or merchandise or for injury to persons in and upon the Demised Premises from any cause whatsoever, except such as might result from the negligence of Landlord or Landlord’s representatives or from failure of Landlord to perform its obligation hereunder within a reasonable time after notice in writing by Tenant requiring such performance by Landlord.

Tenant shall at all times during the term hereof keep in effect in responsible company’s liability insurance in the names of and for the benefit of Tenant and Landlord with minimum limits as follows:

Bodily Injury and Property Damage	$1,000,000.00 per occurrence
$2,000,000.00 aggregate

E.     Tenant will not permit said Demised Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof. Tenant will not keep, store, use or sell, or allow to be kept, stored, used or sold in or about the Demised Premises, any article or material which is prohibited by law or by standard fire insurance policies of the kind customarily in force with respect to Demised Premises of the same general type as those covered by this Lease.

Such insurance may, at Tenant’s election, be carried under any general blanket coverage of Tenant. Insurance required hereunder shall be in companies rated A or better in “Bests Insurance Guide” and shall name Landlord as additional insured. A renewal policy shall be procured not less than ten (10) days prior to the expiration of any policy. Each original policy or a certified copy thereof, or a satisfactory certificate or the insurer evidencing insurance carried with proof of payment of the premium shall be deposited with Landlord. Tenant shall have the right to settle and adjust all liability claims and all claims against the insuring companies, but without subjecting Landlord to any liability or obligation.

16.        ENVIRONMENTAL MATTERS: As used herein, “Hazardous Substances and/or Hazardous Materials” shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is hazardous or toxic, and includes without limitation, (a) asbestos, polychlorinated biphenyls, and petroleum (including crude oil or any fraction thereof) and (b) any such material classified or regulated as “hazardous” or “toxic” pursuant to the Comprehensive Reauthorization Act of 1986, 42, USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resources Federal Water Pollution Control, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., or Hazardous Materials Transportation Act, 49 USC App. 1801 et seq.

As used herein, “Environmental Law” shall mean any current or future Legal Requirement pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal or Release (as herein defined) of Hazardous Substances and/or Hazardous Materials, (e) pollution (including and Release to air, land, surface water, and groundwater), and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 7401 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any similar implementing or successor law, any similar State law or regulation, and any amendment, rule regulation, order or directive issued thereunder.

As used herein, “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the indoor outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Substances and/or Hazardous Materials.

Tenant shall not cause or permit any Hazardous Substances and/or Hazardous Material to be used, stored, generated or disposed of on or in the Demised Premises by Tenant, Tenant’s agents, employees, contractors, or invitees. If the Demised Premises become contaminated in any manner, Tenant shall indemnify and hold harmless Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Demised Premises, damages due to loss or restriction of rentable or usable space, or any damages due that adversely impact the marketing of the space, and any and all sums paid for settlement of claims, attorneys’ fees, reasonable consultant and expert fees) arising during the Lease Term or any renewal of this Lease, and arising as a result of such contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site of any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substances and/or Hazardous Materials on the Demised Premises and such results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Demised Premises to the condition existing prior to the presence of any such Hazardous Substances and/or Hazardous Materials on the Demised Premises. Tenant shall undertake no testing for Hazardous Substances and/or Hazardous Materials on the Demised Premises or take any remedial actions without in each instance obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Landlord shall have access to the Demised Premises in order to investigate and test with respect to any suspected release of Hazardous Substances and/or Hazardous Materials in contravention of this subparagraph, and to access the Demised Premises as needed for any remedial action deemed necessary by Landlord.

Tenant shall not intentionally or unintentionally discharge, Release or emit, or permit to be discharged, Released or emitted, any material into the atmosphere, ground, sewer system or any body of water, if such material (as reasonably determined by Landlord or any governmental authority) does or may, pollute or contaminate the same, or may adversely affect the health, welfare, or safety of persons, whether located on the Demised Premises or elsewhere.

Tenant shall further:

A.        maintain the Demised Premises in compliance in all material respects with any applicable Environmental Law and be responsible for making any notification or report concerning the Demised Premises to a governmental authority required to be made by any applicable Environmental Law;

B.        obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for operations at the Demised Premises;

C.           expeditiously cure, to the reasonable satisfaction of Landlord, any material violation of applicable Environmental Laws at the Demised Premises, at its own expense, to the extent such violation is attributable to events or conditions which arose on or after the delivery date of the Demised Premises by Landlord to Tenant;

D.           conduct expeditiously to the reasonable satisfaction of Landlord and in accordance with any applicable Environmental Law any action necessary to remove, remediate, clean up, or abate any material Release, threatened Release, or disposal of a Hazardous Material at Tenant’s expense to the extent such response action is attributable to events or conditions which arose on or after the delivery date of the Demised Premises by Landlord to Tenant;

E.           allow Landlord or its representatives from time to time at Landlord’s reasonable discretion and expense to inspect the Demised Premises and conduct an environmental assessment (including invasive soil or groundwater sampling), including, without limitation, to facilitate any other sale or lease of the Demised Premises;

F.           promptly provide or otherwise make available to Landlord any reasonably requested environmental records concerning the Demised Premises which Tenant possesses or can reasonably obtain;

G.           remove from the Demised Premises at its expense, by the termination date any Hazardous Materials or equipment to manufacture, generate, transport, treat, store, dispose, or handle any Hazardous Material used by Tenant or in the course of Tenant’s business, including, without limitation, any underground storage tank;

Tenant shall indemnify, hold harmless, and hereby waives any claim for contribution against Landlord or Landlord’s property manager for any damages to the extent they arise from:

A.          Events or conditions which existed on or after the Commencement Date of the Lease and relate to:

(i)	any Release, threatened Release, or disposal of any Hazardous Material at or about the Demised Premises;

(ii)	the operation or violation of any Environmental Law at or about the Demised Premises; or

(iii)	any environmental claim in connection with the Demised Premises; or,

B.           The inaccuracy or breach of any representation or warranty by Tenant in this section of this Lease.

C.           This indemnification and waiver shall be binding upon successors and assigns of Tenant and to the benefit of Landlord, their directors, officers, employees and agents, and their successors and assigns and shall survive the termination of this Lease.

Tenant’s obligations hereunder shall survive the expiration or earlier termination of this Lease.

17.         SURRENDER OF PREMISES: Tenant agrees to deliver all keys to Landlord and to surrender the Demised Premises at the expiration, or sooner termination, of this Lease, or any extension thereof, broom-clean in the same condition as when said Demised Premises were delivered to Tenant, or as altered, pursuant to the provisions of this Lease, ordinary wear, tear and damage by the elements excepted, and Tenant shall remove all of its property. Tenant agrees to pay a reasonable cleaning charge should it be necessary for Landlord to restore or cause to be restored the Demised Premises to the same condition as when said Demised Premises were delivered to Tenant (with reasonable wear and tear excepted).

18.         HOLDOVER: Should Tenant remain in possession of the Demised Premises or any part thereof after the expiration of the term of this Lease, such holding over shall, unless otherwise agreed in writing between the parties, constitute a month to month tenancy only, and Tenant shall pay as monthly rental two (2) times the monthly rental assessed during the last month of the term of this Agreement. Tenant agrees to give Landlord thirty (30) days prior written notice of Tenant’s intent to vacate the Demised Premises. Landlord may terminate the month to month tenancy by providing Tenant thirty (30) days prior written notice.

19.         QUIET ENJOYMENT: If and so long as Tenant pays the Rent and any additional rent under this Lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the Demised Premises, subject however, to the terms of this Lease, and Landlord will warrant and defend Tenant in the enjoyment and peaceful possession of the Demised Premises throughout the term of this Lease.

20.         WAIVER OF COVENANTS: It is agreed that the waiving of any of the covenants of this Lease agreement by either party shall be limited to the particular instance and shall not be deemed to waive any other breaches of such covenant or any provision herein contained.

21.         DEFAULT BY TENANT: This Lease is made upon the condition that the Tenant shall punctually and faithfully perform all of the covenants and agreements by it to be performed as herein set forth, and if any of the following events of default shall occur, to-wit: (a) any installment of Rent, additional rent, CAM charges, or any other sums required to be paid by Tenant hereunder, or any part thereof, shall at any time be in arrears and unpaid for fifteen (15) days after it is due, or (b) there be any default on the part of Tenant in the observance or performance of any of the other covenants, agreements, or conditions of this Lease on the part of Tenant to be kept and performed, and said default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant (unless such default cannot reasonably be cured within thirty (30) days and Tenant shall have commenced to cure said default within said thirty (30) days and continues diligently to pursue the curing of the same), or (c) Tenant shall file a petition in bankruptcy or be adjudicated a bankrupt, or file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or make an assignment for the benefit of creditors, or (d) any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Demised Premises shall be appointed in any action, suit or proceeding by or against Tenant and such proceeding or action shall not have been dismissed within thirty (30) days after such appointment, or (e) the leasehold estate hereby created shall be taken on execution or by other process of law, or (f) Tenant shall admit in writing its inability to pay its obligations generally as they become due, or (g) Tenant shall vacate or abandon the Demised Premises, then and in any of said cases, Landlord at its option may terminate this Lease and re-enter upon the Demised Premises and take possession thereof with full right to sue for and collect all sums or amounts with respect to which Tenant may then be in default and accrued up to the time of such entry, including damages to Landlord by reason of any breach or default on the part of Tenant, or Landlord may, if it elects to do so, bring suit for the collection of such rents and damages without entering into possession of the Demised Premises or voiding this Lease.

In addition to, but not in limitation of, any of the remedies set forth in this Lease or given to Landlord by law or in equity, Landlord shall also have the right and option, in the event of any default by Tenant under this Lease and the continuance of such default after the period of notice above provided, retake possession of the Demised Premises from Tenant without process of law, by summary proceedings or otherwise, and it is agreed that the commencement and prosecution of any action by Landlord in forcible entry and detainer, ejectment or otherwise, or any execution of any judgment or decree obtained in any action to recover possession of the Demised Premises, shall not be construed as an election to terminate this Lease unless Landlord expressly exercises its option hereinabove provided to declare deemed to have absolved or discharged Tenant from any of its obligations and liabilities for the remainder of the term of this Lease, and Tenant shall, notwithstanding such entry or re-entry, continue to be liable for the payment of the Rent and any additional rent and the performance of the other amounts of such deficits from time to time are ascertained and, in the event of any such ouster, Landlord rents or leases the Demised Premises to some other person, firm or corporation (whether for a term greater, less than or equal to the unexpired portion of the term created hereunder) for an aggregate rent during the portion of such new lease co-extensive with the term created hereunder which is less than the rent and other charges which Tenant would pay hereunder for such period, Landlord may immediately upon the making of such new lease of the creation of such new tenancy sue for and recover the differences between the aggregate rental provided for in said new lease for the portion of the term co-extensive with the term created hereunder and the rent which Tenant would pay hereunder for such period, together with any expense to which Landlord may be put for brokerage commission, placing the Demised Premises in tenantable condition or otherwise. If such now lease or tenancy is made for shorter term than the balance of the term of this Lease, any such action brought by Landlord to collect the deficit for that period shall not bar Landlord from thereafter suing for any loss during the balance of the unexpired terms of this Lease. For the avoidance of doubt, in the event of a default and unless and until Tenant cures the default, Landlord withholds the right to prevent Tenant from occupying the Demised Premises. Moreover, in the event of a default, Landlord may, at its sole option, terminate the Lease and upon termination, Tenant shall pay the balance of the then-current Lease Tem immediately due and payable, together with all other charges, payments, costs, and expenses payable by Tenant as though such amounts were payable in advance on the date the Event of Default occurred.

If Tenant at any time shall fail to pay any assessments or liens, or to make any payment or perform any act required by this Lease to be made or performed by it, Landlord, without waiving or releasing Tenant from any obligation or default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. All sums so paid by Landlord and all costs and expenses so incurred shall accrue interest at the rate of 12% per annum or the highest rate permitted by law, whatever is less, from the date of payment or incurring thereof by Landlord and shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord upon demand.

All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other remedies allowed at law or in equity.

Tenant agrees to pay reasonable attorney’s fee and all costs if Landlord, in its sole discretion, employs an attorney to collect any rent, additional rent, or any other sums payable under this Lease agreement or to enforce any covenants, agreements, or conditions on the part of the Tenant to be kept and performed.

22.         DEFAULT IN RENT, INSOLVENCY OF TENANT: If Tenant shall make default in the payment of the rent reserved hereunder, or any part hereof, or in making any other payment herein provided for, and any such default shall continue for a period of fifteen (15) days, after written notice to Tenant, or if the Demised Premises or any part thereof shall be abandoned or vacated or if Tenant shall be dismissed therefrom by or under any authority other than Landlord, or if Tenant shall file a voluntary petition in bankruptcy or if Tenant shall file any petition or institute any proceedings under any Insolvency or Bankruptcy Act or any amendment thereto hereafter made, seeking to effect its reorganization or a composition with its creditors or if, in any proceedings based on the insolvency of Tenant or relating to bankruptcy proceedings, a receiver or trustee shall be appointed for Tenant or the Demised Premises or if any proceedings shall be commenced for the reorganization of Tenant or if the leasehold estate created hereby shall be taken on execution or by any process of law or if Tenant shall admit in writing its inability to pay its obligations generally as they become due, then Landlord may, at its option, terminate this Lease, and Landlord or Landlord’s agents and servants may immediately, or at any time thereafter, re-enter the Demised Premises by force, summary proceedings and otherwise, and remove all persons and property therein, without being liable to indictment, prosecution or damage therefor, and Tenant hereby expressly waives the service of any notice in writing of intention to re-enter said Demised Premises. Landlord may, in addition to any other remedy provided by law or permitted herein, at its option, re-let said Demised Premises on behalf of Tenant, applying any moneys collected first to the payment of expenses of resuming or obtaining permission, and second to the payment of costs of placing the Demised Premises in rentable condition, including leasing commission, and third to the payment of rent due hereunder, and any other charges due to Landlord. Any surplus remaining thereafter shall be paid to Tenant and Tenant shall remain liable for any deficiency in rental which shall be paid upon demand therefor to Landlord.

23.         ENFORCEMENT: In the event either party shall enforce the terms of this Lease by suit or otherwise, the party fault shall pay the costs and expenses incident thereto, including reasonable attorney’s fees and court costs. at

24.          FAILURE TO PERFORM COVENANT: Any failure on the part of either party to this Lease to perform any obligation hereunder, and any delay in performing any act required hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any other similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues, save and except that the provisions of this paragraph shall not excuse a non-payment of rent or other sums due hereunder on its due date.

25.         RIGHTS OF SUCCESSORS AND ASSIGNS: The covenants and agreements contained within this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, successors, distributees, executors, administrators, legal representatives, assigns and upon their respective successors, in interest, except as expressly otherwise herein provided.

26.         SUBORDINATION, ATTORNMENT: This Lease shall be subordinate to any mortgage, deed of trust, ground lease, master lease, underlying lease or declaration of covenants regarding maintenance and use of any areas contained in any portion of the Property (regardless of whether they now exist or are hereafter placed upon the Property), and to any and all advances made under such mortgage or deed of trust and to all renewals, modifications, consolidations, replacements and extensions of any of the foregoing. Tenant agrees, with respect to any of the foregoing documents, that such subordination is self-operative and that no documentation other than this Lease shall be required to evidence such subordination. Tenant hereby attorns to all successor owners of the Property, whether or not such ownership is acquired as a result of a sale through foreclosure of a deed of trust or mortgage, deed in lieu of such deed of trust or mortgage, purchase, termination of such ground lease, master lease or underling lease or otherwise.

27.         LIENS: Tenant will not permit any lien for moneys owing by Tenant to remain against the Demised Premises for a period of more than thirty (30) days following discovery of the same by Tenant; provided, however, that nothing herein contained shall prevent Tenant, in good faith and for good cause, from contesting in the courts the claim or claims of any person, firm or corporation growing out of Tenant’s operation of the Demised Premises or costs of improvements by Tenant on the said Demised Premises, and the postponement of payment of such claim or claims, until such contest shall finally be decided by the courts shall not be a violation of this agreement or any covenant thereof. Should any such lien be filed and not released or discharged or action not commenced to declare the same invalid within thirty (30) days after discovery of the same by Tenant, Landlord may at Landlord’s option (but without any obligation to do so) pay and discharge such lien and may likewise pay and discharge any assessments or other charges against the Demised Premises which Tenant is obligated hereunder to pay and which may or might become a lien on said Demised Premises. Tenant agrees to repay any sums so paid by Landlord upon demand therefor, together with interest at the rate of ten (10%) percent per annum from the date any such payment is made.

28.         CONSTRUCTION OF LEASE: The word “Landlord” as used herein shall refer to the individual, individuals, partnership or corporation called “Landlord” at the commencement of this Lease, and the word “Tenant” shall likewise refer to the individual, individuals, partnership, or corporation called “Tenant”. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires.

29.         PARAGRAPH HEADINGS: The paragraph headings as to the contents of particular paragraphs herein, are inserted only for convenience and are in no way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer

30.	COMMISSIONS: Intentionally deleted

31.         SECURITY: As security for the faithful performance by Tenant of all of the terms and conditions of this Lease on Tenant’s part to be performed, Tenant has deposited with Landlord the sum equal to two month’s rent, or SIXTY THOUSAND DOLLARS ($60,000.00). Such amount shall be returned to Tenant, without interest, within thirty (30) days after the day set forth for the expiration or sooner termination of the Term if Tenant has fully and faithfully carried out all of the terms, covenants, and conditions of this Lease on its part to be performed. Landlord shall have the right to apply any part of said deposit to cure any default of Tenant, including but not limited to damages and payment of Rent or additional rent. The application of the deposit shall be at the sole discretion of Landlord. It is expressly understood that this remedy is in addition to all other remedies vested in Landlord.

In the event of a sale of the building of which the Demised Premises are a part or lease of the land on which it stands subject to this Lease, Landlord shall have the right to transfer the security to the purchaser and Landlord and his Agent shall be released by Tenant from all liability for the return of such security and Tenant shall look to the new landlord solely for the return of said security. It is agreed that this provision shall apply to every transfer or assignment made of the security to a new landlord. The security deposited under this Lease shall not be mortgaged, assigned, or encumbered by Tenant without the written consent of Landlord In the event of any authorized assignment of this Lease by Tenant the said security deposit shall be deemed to be held by the Landlord as a deposit made by the assignee and Landlord shall have no further liability with respect to the return of said security to Tenant.

32.         NOTICES: It is agreed that the legal address of the parties for all notices required or permitted to be given hereunder, or for all purposes of billing, process, correspondence, and any other legal purposes whatsoever, shall be deemed sufficient, if given by a communication in writing by United States mail, postage prepaid and certified, and addressed as follows:

To the Landlord at the following address:	Lease Contact:

1001E. Delavan Ave.	Tess M. Williams
Buffalo, New York 14215	Property Manager
ATTN: Jon M. Williams	[REDACTED]

To the Tenant at the following address:

US Data Technologies Group Ltd.

1221 Brickell Ave

Suite 900

Miami, FL 33131

Attn: Asher Genoot

33.         BROKER AGREEMENT: The parties agree that there is no broker relative to this Lease.

34.         ADDITIONAL PROVISIONS: Insofar as the following provisions conflict with any other provisions of the Lease, the following shall control:

A. RENTAL: Tenant shall pay base net rental to Landlord in the following amounts and schedule and in accordance with the terms provided in Section C paragraph 1.

Term	Monthly	Annually
Year 1	$30,500.00	$366,000.00
Year 2	$31,009.35	$372,112.20
Year 3	$31,527.21	$378,326.47
Year 4	$32,053.71	$384,644.53
Year 5	$32,589.01	$391,068.09

B. CAM CHARGES: Tenant shall pay common area maintenance and tax charges to landlord in the following amounts and schedule and in accordance with the terms provided in Section C paragraph 1.

Term	Monthly	Annually
Year 1	$6,000.00	$72,000.00
Year 2	$6,100.20	$73,202.40
Year 3	$6,202.07	$74,424.88
Year 4	$6,305.65	$75,667.78
Year 5	$6,410.95	$76,931.43

35.         PURCHASE OPTION: At any time before the expiration of the Initial Term, Tenant shall have the option, on a one-hundred and twenty day (120) written notice, to purchase the “Demised Premises” as shown in Exhibit A for the price of $3,272,000.00. The space demised for purchase is illustrated in a subsequent instrument to which both parties agree in writing. The purchase option will include access and easements to allow the purchaser ingress and egress to the demised premises. This option will be available provided Tenant has met provisions of the Lease, has not been in default at any point during the Term, and has in no other way breached or defaulted on the terms of this Lease.

36.         EXECUTION OF AGREEMENT: The submission of this document for examination does not constitute an option or offer to lease space at the Property. This document shall have no binding effect on the parties unless executed by the Landlord and the Tenant and a fully executed copy is delivered to the Tenant.

37.         CONSENT TO JURISDICTION/CHOICE OF LAW: This Lease shall be governed by and construed in accordance with the local laws of the State of New York. The Lease shall be construed as executed in Buffalo, New York. The Parties consent to the jurisdiction of and venue in the New York State Supreme Court (Erie County) for any and all disputes relating to or arising out of this Lease. If any provision of these terms and conditions shall be held invalid, illegal, unenforceable or inoperative under any jurisdiction, the balance of the terms and conditions shall remain in full force and effect as if such provisions had not been included. Captions and heading in the Lease are strictly for the purpose of convenience and general reference only, and shall not affect the meaning or interpretation of any of the provisions of the Lease. All parties affirm that they have the authority to enter into this Lease and had the opportunity to consult with their own counsel.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the date first stated above. Notary: Sworn to before me this __ day of July, 2021. (Notary Public) Notary: Sworn to before me this __ day of July, 2021. (Notary Public) LANDLORD: 2747 Buffalo Avenue, LLC BY: ITS: DATE: TENANT: US Data Technologies Ltd. BY: ITS: DATE: